EXHIBIT 32-2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of WNC Housing Tax Credit Fund VI, L.P., Series 13 (the “Partnership”) for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, I, Melanie R. Wenk, Vice President -Chief Financial Officer of WNC & Associates, Inc., general partner of the Partnership’s general partner, hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ MELANIE R. WENK
Melanie R. Wenk
Vice President-Chief Financial Officer of WNC & Associates, Inc.

Date: August 12, 2014